UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2022

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

301 1st Street SW, Suite 200
Roanoke, VA 24011
(Address of principal executive offices, including zip code)
540-769-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.07.	Submission of Matters to a Vote of Security Holders

At the 2022 Annual Meeting of Stockholders of Luna Innovation Incorporated (“Luna”) held on May 10, 2022, Luna’s stockholders approved three proposals, as proposed in the proxy statement, as follows: (i) the election of Richard W. Roedel and Gary Spiegel as Class I members of the Board of Directors, to serve until Luna’s 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”); (ii) the approval, on a non-binding, advisory basis, of the compensation of Luna’s named executive officers (“Proposal 2”); and (iii) the ratification of the selection of Ernst & Young LLP as Luna’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Proposal 3”).

Proposal 1. Election of Directors

The vote with respect to the election of directors was as follows:

	FOR	WITHHELD
Richard W. Roedel	17,591,553	1,325,809
Gary Spiegel	18,369,886	547,476

Broker non-votes: 6,689,967

Proposal 2. Advisory Vote on Executive Compensation

The advisory vote on the compensation of Luna’s named executive officers was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,248,582	459,454	209,326	6,689,967

Proposal 3. Ratification of Selection of Independent Registered Public Accounting Firm

The vote with respect to the ratification of the selection of Ernst & Young LLP as Luna’s independent registered public accounting firm for the year ending December 31, 2022 was as follows:

FOR	AGAINST	ABSTAIN
25,348,922	227,059	31,348

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Scott A. Graeff
Scott A. Graeff President and Chief Executive Officer
Date: May 12, 2022